EXHIBIT 10.6

AMERICAN FINANCE TRUST, INC.
2018 OMNIBUS INCENTIVE COMPENSATION PLAN

FORM OF RESTRICTED SHARE AWARD AGREEMENT
THIS RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”), is made, effective as of [INSERT DATE] (hereinafter the “Grant Date”), between American Finance Trust, Inc. (the “Company”), and [INSERT NAME] (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the American Finance Trust, Inc. 2018 Omnibus Incentive Compensation Plan (the “Plan”), pursuant to which awards of Restricted Shares may be granted; and
WHEREAS, the Plan provides that the Company, through the Compensation Committee (the “Committee”) of the Board of Directors of the Company, has the ability to grant awards of restricted shares of the Company’s Class A common stock to directors, officers, employees of entities that provide services to the Company, directors of entities that provide services to the Company and certain consultants or entities that provide services to the Company, including the Advisor; and
WHEREAS, the Committee or the Board of Directors of the Company has previously delegated to the Chief Executive Officer of the Advisor the right to designate the allocation of awards of restricted shares under the Plan to certain employees of the Advisor or any other entity affiliated or under common control with AR Global Investments, LLC (together, the “Service Provider”), subject to certain limitations; and
WHEREAS, pursuant to such delegated authority, the Chief Executive Officer of the Advisor has determined that the Participant should receive a grant of restricted shares on the terms set forth in this Agreement.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
i.Grant of Restricted Shares. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby awards to the Participant [INSERT NUMBER] restricted shares of Class A common stock of the Company (the “Restricted Shares”); and, accordingly, the Participant shall be entitled all rights of a holder of shares of Class A common stock of the Company set forth in Section 3 hereof as of the Grant Date. To the extent required by Applicable Law, the Participant shall pay the Company the par value ($0.01) for each Restricted Share awarded to the Participant simultaneously with the execution of this Agreement in cash or cash equivalents payable to the order of the Company. Pursuant to the Plan and Section 2 of this Agreement, the Restricted Shares are subject to certain restrictions, which restrictions shall expire in accordance with the provisions of the Plan and Section 2 hereof.
ii.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan and a related prospectus has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.

iii.Terms and Conditions.
1.Vesting and Forfeiture. The Restricted Shares shall be one hundred percent (100%) unvested as of the Grant Date. Subject to the terms of the Plan and this Agreement, the Restricted Shares shall vest as to 25% of the Restricted Shares on each of the first four anniversaries of [INSERT DATE] (each, a “Vesting Date”), contingent upon the Participant’s continued service to the Advisor through the Vesting Date.
2.Transfer Restrictions. Prior to the applicable Vesting Date, the Restricted Shares granted hereunder may not be sold, pledged, loaned, gifted or otherwise transferred (other than by will or the laws of descent and distribution) and may not be subject to lien, garnishment, attachment or other legal process.
3.Issuance. The Restricted Shares shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof in book-entry form, subject to the Company’s directions at all times prior to the date the Restricted Shares vest. As a condition to the receipt of the Restricted Shares, the Participant shall at the request of the Company deliver to the Company one or more stock powers, duly endorsed in blank, relating to the Restricted Shares. In the event that a certificate evidencing the Restricted Shares is issued, the certificate representing the Restricted Shares shall have endorsed thereon the following legends:
a. “THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE 2018 OMNIBUS

INCENTIVE COMPENSATION PLAN OF AMERICAN FINANCE TRUST, INC. (THE “COMPANY”) (APPROVED BY THE BOARD, EFFECTIVE ON JULY 19, 2018) (AS SUCH PLAN MAY BE AMENDED FROM TIME TO TIME, THE “PLAN”) AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED AS OF [DATE] COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”
b.Any legend required to be placed thereon by applicable blue sky laws of any state.
Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Shares prior to vesting as set forth in this Section 3 hereof.

4.Effect of Termination of Service. Except as otherwise provided herein, if the Participant’s employment with the Advisor terminates for any reason (including, without limitation, due to the Participant’s resignation), the Participant shall automatically forfeit any unvested Restricted Shares, and the Company shall acquire such unvested Restricted Shares for the amount paid by the Participant for such Restricted Shares (or, if no amount was paid by the Participant for such Restricted Shares, then the Company shall acquire such Restricted Shares for no consideration). It is hereby acknowledged and agreed by the Participant that no amount was paid by the Participant to the Company or any other person for such Restricted Shares.
5.Accelerated Vesting upon Change in Control. Upon a Change in Control (as defined below), subject to the Participant’s continuous employment with the Advisor through the Change in Control, 50% of the Restricted Shares that are unvested immediately prior to the Change in Control shall immediately vest, and the remaining unvested Restricted Shares shall be forfeited without consideration to the Participant. For purposes of this Agreement, “Change in Control” means: (a) any person is or becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing 66% or more of the combined voting power of the Company’s then outstanding voting securities; (b) the stockholders of the Company approve a merger or consolidation of the Company with any other entity or approve the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 34% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 66% or more of either of the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or (c) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve (12) months ending on the date of the last sale or disposition having a similar effect).

6.Rights as a Stockholder; Dividends. From and after the Grant Date, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of shares of Class A common stock of the Company, including, without limitation, the right to vote the shares, to receive and retain all cash dividends and other distributions payable to holders of shares of record on and after the Grant Date (although such dividends and other distributions will be treated, to the extent required by applicable law, as additional compensation for tax purposes and under other applicable legal circumstances), and to exercise all other rights, powers and privileges of a holder of shares of Class A common stock of the Company with respect to the Restricted Shares; provided, that, to the extent the Company issues a dividend or other distributions in the form of shares or other property, such shares or other property shall be subject to the same restrictions that are then applicable to the Restricted Shares under the Plan and this Agreement and such restrictions shall expire at the same time as the restrictions on the Restricted Shares expire. Participant shall not be required to repay any dividends or other distributions received with respect to Restricted Shares that are subsequently forfeited prior to vesting.
7.Taxes; Section 83(b) Election; Withholding. To the extent applicable, the Participant shall be subject to the provisions of Section 19 of the Plan with respect to any withholding or other tax obligations in connection with the issuance, delivery or vesting of the Restricted Shares or otherwise in connection with this Agreement. The Participant acknowledges that (i) no later than the date on which any Restricted Shares shall have become vested (or sooner, upon the making of an election under Section 83(b) of the Code), the Participant shall pay to the Service Provider or the Company (as applicable), or make arrangements satisfactory to the Service Provider or the Company (as applicable) regarding payment of, any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which shall have become so vested; and (ii) the Service Provider or the Company (as applicable) shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which shall have become so vested, including that the Service Provider or the Company (as applicable) may (and, if elected by the Participant, shall be required to) sell a number of Restricted Shares sufficient to cover applicable withholding taxes. The Participant also acknowledges that it is his or her sole responsibility, and not the Service Provider’s or the Company’s, to file timely and properly any election under Section 83(b) of the Code, and any corresponding provisions of state tax laws, if the Participant wishes to utilize such election.
8.Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Shares provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
iv.Miscellaneous.
1.This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.
2.This award of Restricted Shares shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
3.The Participant agrees that the award of the Restricted Shares hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Advisor or any life insurance, disability or other benefit plan of the Advisor.
4.The Participant agrees that, notwithstanding anything to the contrary in this Agreement, the award of Restricted Shares will be subject to any compensation recapture policies established in order to comply with applicable law, rules or other regulatory requirements including without limitation any policy that is intended to comply with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules and regulations promulgated thereunder.
5.No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
6.This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
7.The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
8.The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
9.All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to American Finance Trust, Inc. at 405 Park Avenue, New York, New York 10022, Attn: Chief Financial Officer.
10.This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.
11.The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
12.The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
13.It is intended that the Restricted Shares be exempt from or comply with Section 409A of the Code and this Agreement shall be interpreted consistent therewith.
14.By executing this Agreement, the Participant hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMERICAN FINANCE TRUST, INC.

Name:
Title:

[INSERT NAME]